Exhibit 99.1
Coca-Cola Bottling Co. Consolidated, 4100 Coca-Cola Plaza, Charlotte, NC 28211

News Release

Media Contact:	Lauren C. Steele VP — Corporate Affairs 704-557-4551

Investor Contact:	James E. Harris Senior VP — CFO 704-557-4582

FOR IMMEDIATE RELEASE	Symbol: COKE
November 5, 2009	Quoted: The NASDAQ Stock Market (Global Select Market)
Coca-Cola Bottling Co. Consolidated Reports
Third Quarter 2009 Results
CHARLOTTE, NC — Coca-Cola Bottling Co. Consolidated (NASDAQ: COKE) today announced it earned $15.4 million, or basic net income per share of $1.68, in the third quarter of 2009 compared to a loss of $3.1 million, or basic net loss per share of $.34, in the third quarter of 2008. The third quarter of 2009 results included $.5 million of mark-to-market after-tax gains ($.8 million on a pre-tax basis) due to the Company’s fuel and aluminum hedging programs and also included $5.4 million in tax benefits which reduced the Company’s effective tax rate to 6.3%. The third quarter of 2008 results included after-tax charges of $9.7 million ($18.8 million on a pre-tax basis) due to pension exit and strike settlement costs, restructuring expenses and fuel hedging losses.
The following table reconciles reported and comparable net income (loss) and basic net income (loss) per share for the third quarter of 2009 and 2008:

	Third Quarter
	Net Income (Loss)		Basic Net Income (Loss) Per Share
In Thousands, Except Per Share Amounts	2009	2008	2009	2008

Reported net income (loss) (GAAP)	$15,428	$(3,145)	$1.68	$(0.34)

Net (gain) loss on fuel & aluminum hedges, net of tax	(488)	302	(0.05)	0.03
Multi-employer pension exit charge and strike settlement, net of tax	—	7,321	—	0.80
Restructuring expenses, net of tax	—	2,097	—	0.23
Other income tax items	(5,384)	—	(0.59)	—

Total	(5,872)	9,720	(0.64)	1.06

Comparable net income (a)	$9,556	$6,575	$1.04	$0.72

(a)	This non-GAAP financial information is provided to allow investors to more clearly evaluate operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results.

For the first nine months of 2009, the Company earned $36.1 million, or basic net income per share of $3.94, compared to net income of $7.7 million, or basic net income per share of $.84, for the first nine months of 2008. The results for the first nine months of 2009 included $4.4 million of mark-to-market after-tax gains ($7.3 million on a pre-tax basis) due to the hedging programs and also included $7.1 million in tax benefits which reduced the Company’s effective tax rate to 24.8%. The results for the first nine months of 2008 included $8.8 million of after-tax items impacting comparability ($17.0 million on a pre-tax basis) which were due to pension exit and strike settlement costs, restructuring expenses and fuel hedging gains.
The following table reconciles reported and comparable net income and basic net income per share for the first nine months of 2009 and 2008:

	First Nine Months
	Net Income		Basic Net Income Per Share
In Thousands, Except Per Share Amounts	2009	2008	2009	2008

Reported net income (GAAP)	$36,146	$7,675	$3.94	$0.84

Net (gain) loss on fuel & aluminum hedges, net of tax	(4,427)	(625)	(0.48)	(0.07)
Multi-employer pension exit charge and strike settlement, net of tax	—	7,321	—	0.80
Restructuring expenses, net of tax	—	2,097	—	0.23
Other income tax items	(7,070)	—	(0.77)	—

Total	(11,497)	8,793	(1.25)	0.96

Comparable net income (a)	$24,649	$16,468	$2.69	$1.80

(a)	This non-GAAP financial information is provided to allow investors to more clearly evaluate operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results.
J. Frank Harrison, III, Chairman and CEO, said, “2009 has been a challenging year for our industry and our Company, as it has been for the entire US economy. Although we are very pleased with the significant improvement in our income from operations, the comparable year over year results included several unusual operating expense items last year that did not occur in 2009. On a comparable basis, our bottom line performance was strong relative to last year on lower volume, increased pricing and flat gross margin. Our team has worked hard this year to achieve positive results through the first nine months, and we are pleased given the difficult economic conditions in our territories. As we look to the remainder of 2009 and into 2010, we continue to be extremely focused and disciplined in our pursuit of profitable revenue growth and cost management.”
William B. Elmore, President and COO, added, “We have faced many challenges since the fourth quarter of 2007. These two years presented us a difficult operating environment which has caused us to intensify our focus on quality customer service, productivity gains and diligent cost management. Our 2008 restructuring positioned us well in a very weak economy and, through nine months of 2009, has helped us achieve a strong comparable operating performance (as shown in the tables above). We appreciate the efforts of our employees, and we will continue to find new and improved ways to deliver quality Coke products and services.”

Cautionary Information Regarding Forward-Looking Statements
Included in this news release and other information that we make publicly available from time to time are forward-looking management comments and other statements that reflect management’s current outlook for future periods. These statements include, among others, statements regarding our belief we need to continue to be focused and disciplined in our pursuit of profitable revenue growth and cost management and continue to find new and improved ways to deliver quality Coke products and services.
These statements and expectations are based on currently available competitive, financial and economic data along with our operating plans, and are subject to future events and uncertainties that could cause anticipated events not to occur or actual results to differ materially from historical or anticipated results. Among the events or uncertainties which could adversely affect future periods are: lower than expected selling pricing resulting from increased marketplace competition; changes in how significant customers market or promote our products; changes in public and consumer preferences related to nonalcoholic beverages; unfavorable changes in the general economy; miscalculation of our need for infrastructure investment; our inability to meet requirements under bottling contracts; material changes in the performance requirements for marketing funding support or our inability to meet such requirements; decreases from historic levels of marketing funding support; changes in The Coca-Cola Company’s and other beverage companies’ levels of advertising, marketing and spending on brand innovation; the inability of our aluminum can or plastic bottle suppliers to meet our purchase requirements; our inability to offset higher raw material costs with higher selling prices, increased bottle/can sales volume or reduced expenses; sustained increases in fuel costs or our inability to secure adequate supplies of fuel; sustained increases in workers’ compensation, employment practices and vehicle accident costs; sustained increases in the cost of employee benefits; product liability claims or product recalls; technology failures; changes in interest rates; adverse changes in our credit rating (whether as a result of our operations or prospects or as a result of those of The Coca-Cola Company or other bottlers in the Coca-Cola system); changes in legal contingencies; legislative changes effecting our distribution and packaging; additional taxes resulting from tax audits; natural disasters and unfavorable weather; issues surrounding labor relations; recent bottler litigation; our use of estimates and assumptions; public policy challenges regarding the sale of soft drinks in schools; the impact of recent volatility in the financial markets to access the credit markets; legislative changes that could affect distribution and packaging; impact of the Company’s primary competitor’s definitive merger agreements with their franchisors; and the concentration of our capital stock ownership. The forward-looking statements in this news release should be read in conjunction with the more detailed descriptions of the above factors located in our Annual Report on Form 10-K for the year ended December 28, 2008 under Part I, Item 1A “Risk Factors” as well as those additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements contained in this release as a result of new information or future events or developments.
—Enjoy Coca-Cola—

Coca-Cola Bottling Co. Consolidated
CONSOLIDATED STATEMENTS OF OPERATIONS
In Thousands (Except Per Share Data)

	Third Quarter		First Nine Months
	2009	2008	2009	2008

Net sales	$374,556	$381,563	$1,088,566	$1,115,240

Cost of sales	217,236	225,736	623,990	647,615

Gross margin	157,320	155,827	464,576	467,625
Selling, delivery and administrative expenses	131,024	149,384	386,461	421,300

Income from operations	26,296	6,443	78,115	46,325

Interest expense	8,866	9,406	28,059	29,789

Income (loss) before income taxes	17,430	(2,963)	50,056	16,536
Income taxes (benefit)	1,043	(523)	11,928	7,135

Net income (loss)	16,387	(2,440)	38,128	9,401
Less: Net income attributable to the noncontrolling interest	959	705	1,982	1,726

Net income (loss) attributable to Coca-Cola Bottling Co. Consolidated	$15,428	$(3,145)	$36,146	$7,675

Basic net income (loss) per share:
Common Stock	$1.68	$(0.34)	$3.94	$0.84

Weighted average number of Common Stock shares outstanding	7,141	6,644	7,047	6,644

Class B Common Stock	$1.68	$(0.34)	$3.94	$0.84

Weighted average number of Class B Common Stock shares outstanding	2,022	2,500	2,117	2,500

Diluted net income (loss) per share:
Common Stock	$1.68	$(0.34)	$3.93	$0.84

Weighted average number of Common Stock shares outstanding — assuming dilution	9,203	9,144	9,194	9,159

Class B Common Stock	$1.67	$(0.34)	$3.92	$0.83

Weighted average number of Class B Common Stock shares outstanding — assuming dilution	2,062	2,500	2,147	2,515